EXHIBIT 3.3

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MEWBOURNE ENERGY PARTNERS 05-A, L.P.

      This Certificate of Limited Partnership of MEWBOURNE ENERGY PARTNERS 05-A, L.P. (the “Partnership”) is being executed and filed by the undersigned general partner to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

ARTICLE ONE

      The name of the limited partnership formed hereby is MEWBOURNE ENERGY PARTNERS 05-A, L.P.

ARTICLE TWO

      The address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware.

ARTICLE THREE

      The name and address of the registered agent of the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware.

ARTICLE FOUR

      The name and business address of the general partner of the Partnership is:

Name	Business Address
Mewbourne Development Corporation	3901 S. Broadway
Tyler, Texas 75701

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership by and through a duly authorized officer thereof on this 15th day of February, 2005.

MEWBOURNE DEVELOPMENT CORPORATION, General Partner

By:	/s/ J. Roe Buckley

J. Roe Buckley Chief Financial Officer